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                                                                   EXHIBIT 99(a)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Los Angeles SMSA Limited Partnership

     We have audited the balance sheets of Los Angeles SMSA Limited Partnership as of December 31, 1994 and 1993, and the related statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Los Angeles SMSA Limited Partnership as of December 31, 1994 and 1993, and results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in Note 9 to the financial statements, the Partnership has been named in two separate actions, now consolidated, and a separate complaint served by cellular agents. The outcome of these matters is uncertain and, accordingly, no accrual for these matters has been made in the financial statements.

     In addition, as discussed in Note 9, four class action suits were filed against the Partnership alleging violations of state and federal antitrust laws. The outcome of these matters is uncertain and, accordingly, no accrual for these matters has been made in the financial statements.

/s/  Coopers & Lybrand LLP
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Coopers & Lybrand LLP

Newport Beach, California
February 17, 1995

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